Exhibit 4.9

COLLEGIUM PHARMACEUTICAL, INC.

AMENDMENT NO. 1 TO THE

SIXTH AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

This Amendment No. 1 dated as of January 29, 2015 (this “Amendment”) to the Sixth Amended and Restated Stockholders Agreement dated as of July 11, 2014 (the “Agreement”), is entered into by and among Collegium Pharmaceutical, Inc., a Virginia corporation (the “Company”), the Investors (as defined in the Agreement) and the Holders (as defined in the Agreement). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

WHEREAS, the Board of Directors of the Company (the “Board”) has deemed it advisable that Garen Bohlin be elected to the Board and Mr. Bohlin has agreed to join the Board;

WHEREAS, the election of Mr. Bohlin will require the expansion of the Board from six (6) to seven (7) members;

WHEREAS, pursuant to Section 15 of the Agreement, any provision of the Agreement may be amended, terminated or waived if such amendment, termination or waiver is consented to writing by the Company and Investors holding at least sixty percent (60%) of the voting power of the shares of Preferred Stock (as defined in the Agreement) held by all Investors (the “Requisite Investors”); and

WHEREAS, the Company and the Requisite Investors desire to amend the Agreement pursuant to this Amendment.

NOW THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

1.                                      Subparagraph (vi) of Section 7 of the Agreement is hereby amended in its entirety as set forth below:

“(vi) two (2) persons who is acceptable to a majority of the other members of the Board, such majority including an majority of the Investor Directors, one of whom shall initially be Gino Santini and one of whom shall be Garen Bohlin.”

2.                                      The paragraph immediately following subparagraph (vi) in Section 7 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Each of the parties further covenants and agrees to vote, to the extent possible, all Shares now owned or hereafter acquired by such party so that the Company’s Board of Directors shall consist of no more than seven (7) members.”

3.                                      This Amendment shall take effect as of the date hereof.

4.                                      This Amendment shall be binding upon and inure to the benefit of all of the parties to the Agreement, their successors and assigns, heirs, devisees, legates and personal representatives.

5.                                      All other terms and provisions of the Agreement not expressly modified by this Amendment shall remain in full force and effect and are hereby expressly ratified and confirmed.

6.                                      This Amendment may be executed in multiple counterparts, each of which shall be deemed an original for all purposes and all of which shall be deemed collectively to be one agreement.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 to Sixth Amended and Restated Stockholders Agreement as a sealed instrument as of the day and year first above written.

THE COMPANY:

COLLEGIUM PHARMACEUTICAL, INC.

By:	/s/ Michael Heffernan
Name:	Michael Heffernan
Title:	President

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 to Sixth Amended and Restated Stockholders Agreement as a sealed instrument as of the day and year first above written.

THE INVESTORS:

LONGITUDE VENTURE PARTNERS, L.P.
a Delaware Limited Partnership

By:	Longitude Capital Partners, LLC
Its:	General Partner

By:	/s/ Patrick Enright
Name:	Patrick Enright
Title:	Managing Member

LONGITUDE CAPITAL ASSOCIATES, L.P.
a Delaware Limited Partnership

By:	Longitude Capital Partners, LLC
Its:	General Partner

By:	/s/ Patrick Enright
Name:	Patrick Enright
Title:	Managing Member

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 to Sixth Amended and Restated Stockholders Agreement as a sealed instrument as of the day and year first above written.

THE INVESTORS (Cont.):

SKYLINE VENTURE PARTNERS V, L.P.

By:	Skyline Venture Management V, LLC
Its:	General Partner

By:	/s/ John G. Freund
John G. Freund, Managing Director

FRAZIER HEALTHCARE VI, LP
By FHM VI, LP, its general partner
By FHM VI, LLC, its general partner

By:	/s/ Patrick Heron
Name:	Patrick Heron
Title:	Manager

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 to Sixth Amended and Restated Stockholders Agreement as a sealed instrument as of the day and year first above written.

THE INVESTORS (Cont.):

BOSTON MILLENNIA PARTNERS II LIMITED PARTNERSHIP
By:	Glen Partners II Limited Partnership

By:	/s/ Martin J. Hernon
General Partner

BOSTON MILLENNIA PARTNERS II-A LIMITED PARTNERSHIP
By:	Glen Partners II Limited Partnership

By:	/s/ Martin J. Hernon
General Partner

BOSTON MILLENNIA PARTNERS GMBH & CO. KG
By:	Boston Millennia Verwaltungs GmbH

By:	/s/ Martin J. Hernon
Managing Director

BOSTON MILLENNIA ASSOCIATES II PARTNERSHIP

By:	/s/ Martin J. Hernon
General Partner

STRATEGIC ADVISORS FUND LIMITED PARTNERSHIP
By:	Glen Partners II Limited Partnership, its General Partner

By:	/s/ Martin J. Hernon
General Partner